EX-99.(h)(22)

EXECUTION

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of June 9, 2025 (the “Effective Date”), by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, Goldman Sachs ETF Trust, Goldman Sachs ETF Trust II, Goldman Sachs Real Estate Diversified Income Fund, Cayman Commodity-MFS, LLC and GS REFT FI TRS Ltd., separately and not jointly (collectively, the “Funds”), and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.

BNY and certain of the Funds are parties to that certain Fund Administration and Accounting Agreement dated as of April 5, 2011 (as amended to date, the “Agreement”), relating to BNY’s provision of services to the Funds and each Series or subsidiary of a Series or a Fund, as applicable, listed on Exhibit A to the Agreement, as such Exhibit A has been amended from time to time.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	The Agreement is hereby amended as of the Effective Date by adding the following to Section 4 (“Delivery of Documents”):

“(d) The Funds acknowledge and agree that that the records maintained and reports provided by BNY in the course of its Start of Day Net Asset Valuation Service are for the Funds’ internal purposes only. No third party shall be entitled to rely on any of the information provided by BNY in the course of its Start of Day Net Asset Valuation Service. Neither BNY nor any of its Affiliates will be liable for any investment or other decisions that are made by any third party on the basis of any information provide by BNY related to its Start of Day Net Asset Valuation Service.”

3.	Miscellaneous

a. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

b. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

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c. The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

d. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

e. This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

f. For clarity, pursuant to the amendment to the Agreement dated August 8, 2023, GS REIT Operating Partnership L.P. and GS REIT FI TRS Ltd. are not required to execute this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GOLDMAN SACHS TRUST
On behalf of each of its Series identified on Schedule
I attached hereto

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST
On behalf of each of its Series identified on Schedule
I attached hereto

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Vice President

GOLDMAN SACHS ETF TRUST
On behalf of each of its Series identified on Schedule
I attached hereto

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President Date: June 3, 2025

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EXHIBIT A

(Amended and Restated as of June 9, 2025)

CAYMAN COMMODITY-MFS, LLC1

GOLDMAN SACHS TRUST

Goldman Sachs Large Cap Equity Fund1 2

Goldman Sachs China Equity Fund1

Goldman Sachs Dynamic Municipal Income Fund1 +

Goldman Sachs Emerging Markets Equity Ex. China Fund1

Goldman Sachs Emerging Markets Equity Fund1

Goldman Sachs Emerging Markets Equity Insights Fund1

Goldman Sachs Enhanced U.S. Equity Fund8

Goldman Sachs Enhanced Dividend Global Equity Portfolio1

Goldman Sachs Equity Income Fund1

Goldman Sachs ESG Emerging Markets Equity Fund1

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Focused Value Fund1

Goldman Sachs Global Infrastructure Fund1

Goldman Sachs Mid Cap Growth Fund1 3

Goldman Sachs High Yield Municipal Fund1 +

Goldman Sachs International Equity ESG Fund1

Goldman Sachs International Equity Income Fund1

Goldman Sachs International Equity Insights Fund1

Goldman Sachs International Small Cap Insights Fund1

Goldman Sachs International Tax-Managed Equity Fund1

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt California Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs Investor Tax-Exempt New York Money Market Fund

Goldman Sachs Large Cap Growth Insights Fund1

Goldman Sachs Large Cap Value Fund1

Goldman Sachs Large Cap Value Insights Fund1

Goldman Sachs Managed Futures Strategy Fund1

Goldman Sachs Mid Cap Value Fund1

Goldman Sachs Municipal Income Completion Fund1 +

Goldman Sachs Short Duration Tax-Free Fund1 +

Goldman Sachs Real Estate Securities Fund1

Goldman Sachs Small Cap Equity Insights Fund1

Goldman Sachs Small Cap Growth Fund1

Goldman Sachs Small Cap Growth Insights Fund1

Goldman Sachs Small Cap Value Fund1

Goldman Sachs Small Cap Value Insights Fund1

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Goldman Sachs Small/Mid Cap Growth Fund1

Goldman Sachs Small/Mid Cap Value Fund1

Goldman Sachs Strategic Growth Fund1

Goldman Sachs Tax-Advantaged Global Equity Portfolio1

Goldman Sachs Technology Opportunities Fund1

Goldman Sachs U.S. Equity ESG Fund1

Goldman Sachs U.S. Equity Insights Fund1

Goldman Sachs U.S. Tax-Managed Equity Fund1

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Goldman Sachs Variable Insurance Trust - Goldman Sachs Core Fixed Income Fund1 +

Goldman Sachs Variable Insurance Trust - Goldman Sachs Trend Driven Allocation Fund 1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Growth Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs International Equity Insights Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Large Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Small Cap Equity Insights Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Strategic Growth Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs U.S. Equity Insights Fund1

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF+

Goldman Sachs Access High Yield Corporate Bond ETF+

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF+

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF+

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF+

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs Ultra Short Bond ETF+9

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF*

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

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Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® International Small Cap Equity ETF*

Goldman Sachs MarketBeta® U.S. Equity ETF

Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF

Goldman Sachs Access Municipal Bond ETF10

Goldman Sachs ActiveBeta® Paris-Aligned Climate Emerging Markets Equity ETF*

Goldman Sachs ActiveBeta® Paris Aligned Climate International Equity ETF*

Goldman Sachs ActiveBeta® Paris-Aligned Climate High Yield Corporate Bond ETF*

Goldman Sachs MarketBeta® U.S. Small Cap Equity ETF*

Goldman Sachs ActiveBeta® Emerging Markets Low Vol Plus Equity ETF*

Goldman Sachs Access Treasury 0-6 Month ETF*

Goldman Sachs Defensive Equity ETF

Goldman Sachs Nasdaq-100 Premium Income ETF5

Goldman Sachs S&P 500 Premium Income ETF6

Goldman Sachs Small Cap Equity ETF7

Goldman Sachs MarketBeta® Russell 1000 Value Equity ETF

Goldman Sachs MarketBeta® Russell 1000 Growth Equity ETF

Goldman Sachs Access U.S. Preferred Stock and Hybrid Securities ETF

Goldman Sachs Ultra Short Municipal Income ETF

Goldman Sachs Dynamic California Municipal Income ETF

Goldman Sachs Dynamic New York Municipal Income ETF

Goldman Sachs Municipal Income ETF

Goldman Sachs U.S. Large Cap Buffer 1 ETF

Goldman Sachs U.S. Large Cap Buffer 2 ETF

Goldman Sachs U.S. Large Cap Buffer 3 ETF

Goldman Sachs India Equity ETF

Goldman Sachs Core Bond ETF*

Goldman Sachs Corporate Bond ETF*

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta® U.S. 1000 Equity ETF

Goldman Sachs MarketBeta® Total International Equity ETF

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND1

DIF Investments LLC, a wholly-owned subsidiary1

DIF Investments II LLC, a wholly-owned subsidiary1

DIF Investments III LLC, a wholly-owned subsidiary1

GS REIT OPERATING PARTNERSHIP L.P.4

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GS REIT FI TRS LTD.4

GS REFT FI TRS LTD.4

*	The Fund has not yet commenced operations. Goldman Sachs Asset Management will provide notice to BNY to commence services upon the Fund’s launch.

[1]	BNY shall provide the services set forth in Schedules I and II to the Agreement except that BNY shall not provide, and the Fund shall not receive, the following services:

•

Schedule I – item number 2 (Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(12) under the 1940 Act)

•	Schedule II –

•	Section I, item 5 (Daily Yields) and item 6 (Prepare Money Market Fee Waiver Spreadsheet as requested by Fund Controllers);

•	Section II; and

•	Section III, item 11 (Monthly Money Market Fee Waiver Spreadsheet in agreed-upon format as requested by Fund Controllers).

For clarity, Schedules III and IV to the Agreement do not apply

[2]	Named has been changed from Goldman Sachs Large Cap Core Fund.

[3]	Name has been changed from Goldman Sachs Growth Opportunities Fund.

[4]	BNY shall provide the services set forth in Schedules I and II to the Agreement except that BNY shall not provide, and the Fund shall not receive, the following services:

•	Expense Budgeting services as set forth in the amendment to the Agreement dated January 6, 2016

•	Calculation and invoicing of variable expenses

•	Calculation of net asset value per share

•	Schedule I –

•

Item 1 (Subject to approval by the Fund Controllers team and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund’s shareholders, including annual and semi-annual reports to shareholders, Form N-CEN, Form N-CSR, Form N-PORT, and notices pursuant to Rule 24(f)-2);

•

Item 2 (Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(12) under the 1940 Act);

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•	Item 3 (Prepare statistical reports for outside information services as mutually agreed by the parties);

•	Item 4 (Prepare reports to rating agencies, including Standard & Poors, Moody’s and Fitch);

•	Item 5 (Attend shareholder and Board meetings as requested from time to time); and

•	Item 7 (Provide wash sale reporting on a periodic basis)

•	Schedule II –

•	Section I, item 3 (Statement of net asset value per share), item 5 (Daily yields), and item 6 (Prepare Money Market Fee Waiver Spreadsheet as requested by Fund Controllers)

•	Section II

•

Section III, item 4 (Subscriptions Journal), item 5 (Redemptions Journal), item 8 (Open Subscriptions/Redemption Reports), item 10 (Broker Net Trades Reports), and item 11 (Monthly Money Market Fee Waiver Spreadsheet in agreed upon format as requested by Fund Controllers)

•	Section V, item 5 (Capital stock sold) and item 6 (Capital stock redeemed)

For clarity, (1) Schedules III and IV to the Agreement do not apply and (2) services specifically related to investment companies registered under the 1940 Act do not apply

+	The service set forth in section (o) of Schedule IV will apply.

[5]	Name has been changed from Goldman Sachs Nasdaq-100 Core Premium Income ETF

[6]	Name has been changed from Goldman Sachs S&P 500 Core Premium Income ETF

[7]	Name has been changed from Goldman Sachs Small Cap Core Equity ETF

[8]	Name has been changed from Goldman Sachs Enhanced Core Equity Fund.

[9]	Name has been changed from Goldman Sachs Access Ultra Short Bond ETF.

[10]	Name has been changed from Goldman Sachs Community Municipal Bond ETF